EXHIBIT 10.5
TOLL BROTHERS, INC.
NON-QUALIFIED STOCK OPTION GRANT
     THIS NON-QUALIFIED STOCK OPTION is granted as of [DATE] (the “Effective Date”) by TOLL BROTHERS, INC., a Delaware corporation (the “Company”) under the Toll Brothers, Inc. Stock Incentive Plan for Non-Employee Directors (2007) (the “Plan”), to [NAME] (the “Optionee”).
W I T N E S S E T H:
     1. Grant. As of the Effective Date, the Company granted to the Optionee an option (the “Option”) to purchase on the terms and conditions hereinafter set forth all or any part of an aggregate of [NUMBER] shares of the Company’s Common Stock, par value $0.01 per share, (the “Option Shares”), at the purchase price of [$                    ] per share (the “Option Price”). The Optionee shall have the cumulative right to exercise the Option, and the Option is only exercisable, with respect to the following number of Option Shares on or after the following dates:

Number of Option Shares
that may be purchased on	Total
or after [DATE]:	Option Shares

[DATE]	[DATE]	[DATE]	[DATE]

[# OF SHARES]	[# OF SHARES]	[# OF SHARES]	[# OF SHARES]	[TOTAL]
The Committee may, in its sole discretion, accelerate the date on which the Optionee may purchase Option Shares.
     2. Term. The Option granted hereunder shall expire in all events at 5:00 p.m. (local Philadelphia, Pennsylvania time) on [DATE], unless sooner terminated as provided in Subparagraphs (a), (b), (c), (d) or (e) below.
          (a) Leaving Board of Directors. Except as otherwise provided herein or in any separate provisions applicable to this Option, the Option shall terminate three (3) months after the Optionee ceases to be a member of the Board of Directors of the Company (the “Board”) for any reason other than provided in paragraph 2(b) below. During such three month period the Optionee may purchase any remaining Option Shares which could have been purchased on the date Optionee’s service terminated, but may not purchase any Option Shares which would otherwise first become purchasable during such three month period.

          (b) Disability or Death. Except as otherwise provided herein or in any separate provisions applicable to this Option, the Option shall terminate one (1) year after the Optionee’s employment with the Company and/or its Affiliates is terminated by reason of the Optionee’s Disability or by death. During such one year period the Optionee (or, as applicable, the Optionee’s heirs or legal representative) may purchase any remaining Option Shares which could have been purchased on the date Optionee’s employment terminated, but may not purchase any Option Shares which would otherwise become purchasable during such one year period.
          (c) Change in Accounting Treatment. If the Committee finds that a change in the financial accounting treatment for options granted under the Plan from that in effect on December 13, 2006, when the Plan was adopted, adversely affects the Company or, in the determination of the Committee, may adversely affect the Company in the foreseeable future, the Committee may, in its discretion, set an accelerated termination date for the Option. In such event, the Committee may take whatever other action, including acceleration of any exercise provisions, it deems necessary.
          (d) Change in Control. In the event of a Change in Control (as defined in the Plan) the Option shall become immediately exercisable in full. In addition, in such event the Committee may accelerate the termination date of the Option to a date no earlier than thirty (30) days after notice of such acceleration is given to the Optionee. Upon the giving of any such acceleration notice, the Option shall become immediately exercisable in full.
          (e) Definitions. For purposes of this Option: (i) the term “Affiliate” shall mean a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of section 425(e) or (f) of the Code; (ii) the term “Cause” shall mean a breach by the Optionee of his or her employment or service contract with the Company or an Affiliate, or an act by the Optionee involving any sort of disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service or a disclosure of trade secrets of the Company or an Affiliate; (iii) the term “Committee” shall refer to the Committee designated to administer the Plan; and (iv) the term Disabliity shall means any condition that constitutes a “disability” as that term is defined in section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).
     3. General Rules. To the extent otherwise exercisable, this Option may be exercised in whole or in part except that (a) any partial exercise of this Option must be for a round lot of 100 Option Shares or a whole number multiple thereof and (b) this Option may in no event be exercised (i) with respect to fractional shares or (ii) after the expiration of the Option term for any reason under Paragraph 2 hereof.
     4. Transfers. Except as otherwise provided herein or in any separate provisions applicable to this Option, the Option is transferable by the Optionee only by will or pursuant to the laws of descent and distribution in the event of the Optionee’s death, in which event the Option may be exercised by the heirs or legal representatives of the Optionee. Any attempt at assignment, transfer, pledge or disposition of the Option contrary to the provisions hereof or the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect. Any exercise of the Option by a person other than the Optionee shall be accompanied by appropriate proofs of the right of such person to exercise the Option.
     5. Method of Exercise and Payment.
          (a) Method of Exercise. When exercisable under Paragraphs 1, 2 and 3, the Option may be exercised by written notice, pursuant to Paragraph 9, to the Committee specifying the number of Option Shares to be purchased and, unless the Option Shares are covered by a then-current registration statement or a Notification under Regulation A under the Securities Act of 1933 (the “Act”) and current registrations under all applicable state securities laws, containing the Optionee’s acknowledgement, in form and substance satisfactory to the Company, that the Optionee (a) is purchasing such Option Shares for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (b) has been advised and understands that (i) the Option Shares have not been registered under the Act and are “restricted securities” within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Option Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, and (c) has been advised and understands that such Option Shares may not be transferred without compliance with all applicable federal and state securities laws. The notice shall be accompanied by payment of the aggregate Option Price of the Option Shares being purchased. Such exercise shall be effective upon the actual receipt by the Committee of such written notice and payment. For these purposes, the Optionee shall be deemed to have made the payment required for exercise of the Option at such time as it is determined that satisfactory arrangements have been made to ensure payment of all amounts as are required to be paid by Optionee in connection with the exercise of the Option.
          (b) Medium of Payment. An Optionee may pay for Option Shares, and the amount of any tax withholding required, (i) in cash, (ii) by certified check payable to the order of the Company, (iii) by means of arranging through a broker designated by the Company to have the broker remit sufficient proceeds from the sale of such shares, (iv) by a combination of the foregoing, or by such other method as the Committee may determine to be appropriate from time to time. Furthermore, subject to the restrictions described below, payment of the Option Price of the Option Shares being purchased may be made all or in part in shares of the Common Stock of the Company held by the Optionee for more than one year. If payment is made in whole or in part in shares of the Common Stock, then the Optionee shall (1) deliver to the Company certificates registered in the name of such Optionee representing shares of Common Stock legally and beneficially owned by such Optionee, free of all liens, claims and encumbrances of every kind and having a fair market value on the date of delivery of such notice that is not greater than the product of the Option Price and the number of Option Shares with respect to which such Option is to be exercised, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates or (2) attest to his ownership of shares of Common Stock having a fair market value on the date of exercise at least equal to the options being exercised. Notwithstanding the foregoing, the Board of Directors, in its sole discretion, may refuse to accept shares of Common Stock in payment of the Option Price. In that event, any certificates representing shares of Common Stock which were delivered to the Company shall be returned to the Optionee with notice of the refusal of the Board of Directors to accept such shares in payment of the Option Price. The Board of Directors may impose such limitations and prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate.
     6. Adjustments on Changes in Common Stock. In the event that, prior to the delivery by the Company of all of the Option Shares in respect of which the Option is granted, there shall be an increase or decrease in the number of issued shares of Common Stock of the Company as a result of a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Company, the remaining number of Option Shares still subject to the Option and the Option Price therefor shall be adjusted in a manner determined by the Committee so that the adjusted number of Option Shares and the adjusted Option Price shall be the substantial equivalent of the remaining number of Option Shares still subject to the Option and the Option Price thereof prior to such change. For purposes of this Paragraph no adjustment shall be made as a result of the issuance of Common Stock upon the conversion of other securities of the Company which are convertible into Common Stock.
     7. Legal Requirements. If the listing, registration or qualification of the Option Shares upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary as a condition of or in connection with the purchase of such Option Shares, the Company shall not be obligated to issue or deliver the certificates representing the Option Shares as to which the Option has been exercised unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained. If registration is considered unnecessary by the Company or its counsel, the Company may cause a legend to be placed on the Option Shares being issued calling attention to the fact that they have been acquired for investment and have not been registered.
     8. Administration. The Option has been granted pursuant to, and is subject to the terms and provisions of, the Plan. All questions of interpretation and application of the Plan and the Option shall be determined by the Committee, and such determination shall be final, binding and conclusive. The Option shall not be treated as an incentive stock option (as such term is defined in section 422(b) of the Code) for federal income tax purposes.
     9. Notices. Any notice to be given to the Company shall be addressed to the Committee at its principal executive office, and any notice to be given to the Optionee shall be addressed to the Optionee at the address then appearing on the personnel records of the Company or the Affiliate of the Company by which he is employed, or at such other address as either party hereafter may designate in writing to the other. Any such notice shall be deemed to have been duly given when deposited in the United States mail, addressed as aforesaid, registered or certified mail, and with proper postage and registration or certification fees prepaid.
     IN WITNESS WHEREOF, the Company has granted this Option as of the day and year first above written.

TOLL BROTHERS, INC.
By:

(Corporate Seal)